Exhibit 10.1

FIFTH AMENDMENT

TO AMENDED AND RESTATED FINANCING AGREEMENT

FIFTH AMENDMENT, dated as of February 3, 2009 (the “Fifth Amendment”), to the Financing Agreement referred to below, by and among (i) ENHERENT CORP., a Delaware corporation (the “Parent”), and each Subsidiary of Parent listed as a borrower on the signature pages thereto (together with the Parent, each, a “Borrower” and collectively, the “Borrowers”), and (ii) ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”) as lender and as agent (in such capacity, the “Agent”) for itself and each Person that purchases any portion of Ableco’s rights and obligations under the Financing Agreement pursuant to Sections 2.07 and 10.07 thereof (collectively with Ableco, the “Lenders”).

WHEREAS, the Borrowers, the Agent and the Lenders are parties to the Amended and Restated Financing Agreement dated as of April 1, 2005 (as amended to date, the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain term loans and revolving loans to the Borrowers from time to time in an aggregate principal amount at any time outstanding not to exceed the aggregate amount set forth in the Financing Agreement; and

WHEREAS, the Borrowers have requested that the Agent and the Lenders amend certain provisions of the Financing Agreement to, among other things, (a) provide for the extension of the Revolving Loan Maturity Date from April 1, 2009 to April 1, 2010, (b) amend certain provisions relating to the Term Loan B amortization set forth in Section 2.03 of the Financing Agreement and (c) modify the financial covenants set forth in Section 6.03 of the Financing Agreement, all in accordance with and subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.1 Definitions in Fifth Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

1.2 Amendments to the Financing Agreement.

(a) Section 1.01 of the Financing Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order, as follows:

““Fifth Amendment” means the Fifth Amendment to Amended and Restated Financing Agreement, dated as of February 3, 2009, by and among the Borrowers, the Agent and the Lenders.”

““Fifth Amendment Effective Date” means the later of (i) February 3, 2009 and (ii) the date on which all of the conditions precedent set forth in Section 2 of the Fifth Amendment have been satisfied or waived in writing.”

(b) The definition of “Revolving Loan Maturity Date” set forth in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Revolving Loan Maturity Date” means April 1, 2010 or such earlier date on which the Revolving Loans shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.”

(c) Section 2.03(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c) As of the close of business on the Fifth Amendment Effective Date, the aggregate amount outstanding under Term Loan B is $1,062,500, $212,500 of which shall be due and payable on the Fifth Amendment Effective Date and the balance thereof shall be repayable in 12 consecutive monthly installments of $47,000 each, commencing on April 1, 2009 and on the first day of each month thereafter until the Term Loan B Maturity Date; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan B, as well as any other outstanding interest or fees related thereto.”

(d) Section 6.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, at the end of any fiscal quarter of the Parent and its Subsidiaries to be less than 1.0 to 1.0 for any fiscal quarter after the Fifth Amendment Effective Date.”

(e) Section 6.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries, at the end of any fiscal quarter of the Parent and its Subsidiaries, to be less than $275,000 for any fiscal quarter after the Fifth Amendment Effective Date.”

2. Conditions to Effectiveness. This Fifth Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Fifth Amendment Effective Date”):

(a) The representations and warranties contained herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent pursuant hereto on or prior to the Fifth Amendment Effective Date shall be correct on and as of the Fifth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and, no Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date.

(b) The Agent shall have received counterparts of this Fifth Amendment which bear the signatures of each Borrower.

(c) The Borrowers shall have paid to the Agent the first installment on the Term Loan B required to be paid by the Borrower pursuant to Section 2.03(c) of the Financing Agreement (as amended hereby) and any fees payable to the Agent or the Lenders pursuant to the Financing Agreement or any amendment thereof. Each Borrower hereby authorizes the Agent to, and the Agent may, charge the Loan Account pursuant to Section 3.01 of the Financing Agreement with the amount of the Amendment Fee due hereunder.

(d) All legal matters incident to this Fifth Amendment shall be satisfactory to the Agent and its counsel.

3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or the Lenders pursuant hereto on or prior to the Fifth Amendment Effective Date shall be correct on and as of the Fifth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date.

(b) Organization, Good Standing, Etc. Such Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Fifth Amendment and to perform the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(c) Authorization, Etc. The execution, delivery and performance by such Loan Party of this Fifth Amendment, and the performance by such Loan Party of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Fifth Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e) Enforceability of Loan Documents. Each of this Fifth Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

4. Continued Effectiveness of Financing Agreement. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fifth Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Fifth Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent or any Lender, or to grant to the Agent or any Lender a Lien on any collateral as security for the Obligations of such Borrower from time to time existing in respect of the Financing Agreement and the other Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

5. Miscellaneous.

(a) This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

(c) This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Borrower hereby acknowledges and agrees that this Fifth Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Fifth Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Fifth Amendment.

(e) The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Fifth Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent and the Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed and delivered as of the date first above written.

BORROWERS:

ENHERENT CORP.

By:	/s/ Pamela Fredette
Name:	Pamela Fredette
Title:	Chairman, Chief Executive Officer and President

AGENT and LENDER:

ABLECO FINANCE LLC, as lender and agent, on behalf of itself and its affiliate assigns

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	President